                                                                    EXHIBIT 10.5


THIS INSTRUMENT WAS PREPARED
BY, AND UPON RECORDING SHOULD
BE RETURNED TO:


Kay K. Bains, Esq.
Walston, Wells, Anderson & Bains, LLP
505 20th Street North, Suite 500
Birmingham, AL 35203
205-251-9600

--------------------------------------------------------------------------------

STATE OF ARKANSAS             )
COUNTY OF JACKSON             )


                         MORTGAGE AND SECURITY AGREEMENT

        THIS MORTGAGE AND SECURITY AGREEMENT (this "Instrument"), is made as of the 29th day of March, 2001, by and between DIVERSICARE PINEDALE, LLC, a Delaware limited liability company ("Mortgagor"), whose address is 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067, and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, "Mortgagee"), whose address is 200 Witmer Road, Horsham, Pennsylvania 19044.

                                    RECITALS

        A. Mortgagor is indebted to Mortgagee for money loaned in the principal sum of Two Million Nine Hundred Thirteen Thousand and No/100 Dollars ($2,913,000.00) (the "Loan"), as is evidenced by that certain Promissory Note of even date herewith from Mortgagor, payable to the order of Mortgagee in installments of principal and/or interest thereon, such final installment being due on April 1, 2006.

        B. As a condition precedent to making the Loan, Mortgagee has required that Mortgagor execute this Instrument as security for the Loan and the other Indebtedness (as hereinafter defined).

                                GRANTING CLAUSES

        NOW, THEREFORE, for and in consideration of the Indebtedness, and to secure the prompt payment thereof, Mortgagor does hereby irrevocably grant, bargain, sell, convey, assign, transfer, mortgage, pledge and set over unto Mortgagee, its successors and assigns forever, and grants to Mortgagee a security interest in and to, the Mortgaged Property (as hereinafter defined).

        TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns forever, subject however to the terms and conditions herein:

        PROVIDED, HOWEVER, that if Mortgagor shall pay to Mortgagee the entire Indebtedness, at the times and in the manner stipulated herein, in the Note (as hereinafter defined) and in the other Loan Documents (as hereinafter defined), all without any deduction or credit for taxes or other similar charges paid by Mortgagor, and shall cause all other obligated parties to, keep, perform, and observe all and singular the covenants and promises herein, in the Note and in each of the other Loan Documents to be kept, performed, and observed, all without fraud or delay, then this Instrument, and all the properties, interests, and rights hereby granted, bargained, and sold shall cease, terminate, and be void, but shall otherwise remain in full force and effect.

                                    AGREEMENT

        AND Mortgagor and Mortgagee covenant and agree as follows:

        1. DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

           (a) "1933 ACT" has the meaning given to that term in Section 13.

           (b) "ACCOUNTS" means any rights of Mortgagor arising from the operation of the Facility to payment for goods sold or leased or for services rendered, not evidenced by an Instrument, including, without limitation, (i) all accounts arising from the operation of the Facility, (ii) all moneys and accounts, if any, held by Mortgagee pursuant to this Instrument or any other Loan Document, and (iii) all rights to payment from Medicare or Medicaid programs or similar state or federal programs, boards, bureaus or agencies, and rights to payment from patients, residents, private insurers, and others arising from the operation of the Facility, including rights to payment pursuant to Reimbursement Contracts. Accounts shall include the Proceeds thereof.

           (c) "AFFILIATE" means, with respect to any Person, (i) each Person that controls, is controlled by or is under common control with such Person,
(ii) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the Stock of such Person, and (iii) each of such Person's officers, directors, members, joint venturers and partners.

           (d) "APPURTENANT RIGHTS" means all air rights, development rights, zoning rights, easements, rights-of-way, strips and gores of land, vaults, streets, roads, alleys, tenements, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter appurtenant to, or used or useful in connection with, or located on, under or above the Land, or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Land, or any part thereof, now or hereafter.

            (e) "ASSIGNMENT OF LEASES AND RENTS" means that certain Assignment of Leases and Rents of even date herewith executed by Mortgagor for the benefit of Mortgagee.

           (f) "ASSIGNMENT OF LICENSES" means that certain Assignment of Licenses, Permits and Contracts of even date herewith executed by Mortgagor for the benefit of Mortgagee.

           (g) "BUSINESS DAY" means a day, other than Saturday, Sunday or legal holidays, when Mortgagee is open for business.

           (h) "COLLATERAL AGREEMENTS" means collectively, as applicable, the Debt Service Reserve Escrow and Security Agreement of even date herewith by and between Mortgagor and Mortgagee.

           (i) "CONDEMNATION" has the meaning given to that term in Section 12.

           (j) "CONTRACTS" means all license agreements, operating contracts, and all management, service, employment, supply and maintenance contracts and agreements, and any other agreements, licenses or contracts of any nature whatsoever now or hereafter obtained or entered into by Mortgagor with respect to the acquisition, construction, renovation, expansion, ownership, occupancy, use, operation, maintenance and administration of the Facility and/or the Mortgaged Property, including, without limitation, (i) any and all contracts, authorizations, agreements and/or consents executed by, or on behalf of any patient or other Person seeking services from Mortgagor pursuant to which Mortgagor provides or furnishes skilled nursing care and related services at the facility, including the consent to treatment and assignment of payment of benefits by third party and (ii) any and all contracts between Mortgagor and any resident of the Facility giving the resident certain rights of occupancy in the Facility and providing for certain services to such resident.

           (k) "CROSS COLLATERALIZATION AND CROSS-DEFAULT AGREEMENT" means that certain Cross Collateralization and Cross-Default Agreement of even date herewith executed by Mortgagor, Mortgagee and Diversicare of Windsor House, LLC.

           (l) "DEFAULT RATE" has the meaning given to that term in the Note.

           (m) "EQUIPMENT" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other fixtures and equipment of Mortgagor located on, attached to or used or useful in connection with any of the Mortgaged Property or the Facility and all renewals and replacements thereof and substitutions therefor; provided, however, that with respect to any items which are leased for the benefit of the Facility and not owned by Mortgagor, the Equipment shall include the leasehold interest only of Mortgagor together with any options to purchase any of said items and any additional or greater rights with respect to such items which Mortgagor may hereafter acquire, but the foregoing shall not be construed to mean that such leasing shall be permitted hereunder and under the other Loan Documents.

           (n) "EVENT OF DEFAULT" means the occurrence of any event listed in
Section 14.



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

           (o) "FACILITY" means the facility known as "Pinedale Nursing and Rehabilitation Center," presently a 130-bed licensed skilled nursing facility located on the Land, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any skilled nursing facility), now or hereafter operated on the Land.

           (p) "FIXTURES" means all property which is now or hereafter so attached to the Land or the Improvements as to constitute a fixture under applicable law and all renewals and replacements thereof and substitutions therefor, including, without limitation: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; and exercise equipment.

           (q) "GENERAL INTANGIBLES" means all intangible personal property of Mortgagor arising out of or connected with the Mortgaged Property or the Facility and all renewals and replacements thereof and substitutions therefor (other than Accounts, Rents, Instruments, Inventory, Money, Permits and Reimbursement Contracts), including, without limitation, things in action, contract rights and other rights to payments of Money.

           (r) "GOVERNMENTAL AUTHORITY" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property and/or the Improvements or the use, operation or improvement of the Mortgaged Property.

           (s) "GUARANTOR" means Advocat Inc., a Delaware corporation.

           (t) "GUARANTY AGREEMENT" means that certain Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Mortgagee.

           (u) "IMPOSITIONS" and "IMPOSITION DEPOSITS" have the meanings given to those terms in Section 4.

           (v) "IMPROVEMENTS" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatuses which are or shall be attached to the Land or said buildings, structures or improvements.



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

           (w) "INDEBTEDNESS" means the aggregate of the principal of and interest on the Note due and owing from time to time and all expenses, charges and other amounts due and owing from time to time under the Note, the Loan Agreement, this Instrument or any other Loan Document, including, without limitation, prepayment premiums, late charges, default interest and advances to protect the security of this Instrument under Section 7, if any.

           (x) "INSTRUMENTS" means all instruments, chattel paper, documents or other writings obtained by Mortgagor from or in connection with the operation of the Mortgaged Property or the construction and operation of the Facility (including without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account, trademarks or trade names, utility contracts, maintenance and service contracts and files of Mortgagor relating thereto).

           (y) "INVENTORY" means all inventories of food, beverages and other comestibles owned and held by Mortgagor for sale or use at or from the Mortgaged Property or the Facility, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Mortgagor for sale to or for consumption by residents, guests or patients of the Land or the Facility and all such other goods returned to or repossessed by Mortgagor.

           (z) "LAND" means the land described in Exhibit "A" attached hereto and incorporated herein.

           (aa) "LEASES" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property and/or the Facility, or any portion of the Mortgaged Property and/or the Facility and all modifications, extensions or renewals thereof.

           (ab) "LIEN" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Instrument, the Loan Agreement and the other Loan Documents.

           (ac) "LOAN" has the meaning given to that term in the recitals.

           (ad) "LOAN AGREEMENT" means that certain Loan Agreement of even date herewith by and between Mortgagor and Mortgagee.

           (ae) "LOAN DOCUMENTS" means the Note, the Loan Agreement, this Instrument, the Assignment of Leases and Rents, the Assignment of Licenses, the Guaranty Agreement, all Collateral Agreements, O&M Programs, the Subordination Agreement, the Cross-Collateralization and Cross-Default Agreement, and any other documents now or in the future executed by Mortgagor, any guarantor or any other Person in connection with the Loan evidenced by the Note, as such documents may be amended from time to time.



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

           (af) "MANAGED CARE PLANS" means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

           (ag) "MEDICAID" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. ss.ss. 1396 et seq.) and the regulations promulgated thereunder.

           (ah) "MEDICARE" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care, and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.) and the regulations promulgated thereunder.

           (ai) "MONEY" means all monies, cash, rights to deposit or savings accounts, or other items of legal tender obtained from or for use in connection with the operation of the Facility.

           (aj) "MORTGAGED PROPERTY" means all of Mortgagor's present and future right, title and interest in and to all of the following:

                (i)      the Land;
                (ii)     all Appurtenant Rights;
                (iii)    all Equipment;
                (iv)     all Improvements;
                (v)      all Fixtures;
                (vi)     all Accounts;
                (vii)    all Contracts;
                (viii)   all General Intangibles;
                (ix) all Permits (to the extent assignment is permitted by law);
                (x)      all Money;
                (xi)     all Instruments;
                (xii)    all Inventory;
                (xiii) all Reimbursement Contracts (to the extent assignment is permitted by law);
                (xiv)    all Rents;
                (xv)     all Personalty;
                (xvi)    all Leases;
                (xvii)   all Proceeds;
                (xviii) all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Mortgagor now or in the future, including cash or securities deposited to secure performance by parties of their obligations;



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

                (xix)    all Imposition Deposits;
                (xx) all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated);
                (xxi) all names under or by which any of the above Mortgaged Property may be operated or known (other than the right to the use of the name "Diverscare"), and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property; and
                (xxii) all renewals, replacements and Proceeds of any of the foregoing and any substitutions therefor.

           (ak) "MORTGAGEE" means the entity identified as "Mortgagee" in the first paragraph of this Instrument, or any subsequent holder of the Note.

           (al) "MORTGAGOR" means all persons or entities identified as "Mortgagor" in the first paragraph of this Instrument, together with their successors and assigns.

           (am) "NOTE" means the note evidencing the Loan, including all schedules, riders, allonges, endorsements, addenda or amendments together with any renewals, replacements, substitutions, or extensions thereof.

           (an) "NOTICE" has the meaning given to that term in Section 24.

           (ao) "O&M PROGRAMS" has the meaning given to such term in the Loan Agreement.

           (ap) "OPINION OF COUNSEL" means an opinion or opinions in writing signed by independent legal counsel to Mortgagor, designated by Mortgagor, and reasonably satisfactory to Mortgagee.

           (aq) "PARENT" means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the corporation.

           (ar) "PERMITS" means all licenses, permits and certificates used or necessary in connection with the construction, ownership, operation, use or occupancy of the Mortgaged Property and/or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

           (as) "PERMITTED ENCUMBRANCES" has the meaning given to that term in
Section 5.2 of the Loan Agreement.



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

           (at) "PERSON" means any natural person, firm, trust, corporation, partnership, limited liability company and any other form of legal entity.

           (au) "PERSONALTY" means all furniture, furnishings, Equipment, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) and other tangible personal property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating agreements relating to the Land or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements.

           (av) "PRIOR LIEN" has the meaning given to that term in Section 26.

           (aw) "PROCEEDS" means all awards, payments, earnings, royalties, issues, profits, liquidated claims and proceeds (including proceeds of insurance and condemnation and any conveyance in lieu thereof), whether cash or noncash, moveable or immoveable, tangible or intangible, from the sale, conversion (whether voluntary or involuntary), exchange, transfer, collection, loss, damage, condemnation, disposition, substitution or replacement of any of the Mortgaged Property.

           (ax) "PROPERTY JURISDICTION" means the jurisdiction in which the Mortgaged Property is located.

           (ay) "REIMBURSEMENT CONTRACTS" means all third-party reimbursement contracts for the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, Managed Care Plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing.

           (az) "RENTS" means all rent and other payments of whatever nature from time to time payable pursuant to the Leases (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

           (ba) "SINGLE-PURPOSE ENTITY" means a Person which owns no interest or property other than the Mortgaged Property.

           (bb) "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).



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

           (bc) "SUBORDINATION AGREEMENT" means that certain Subordination of Management Agreement of even date herewith by and among Borrower, Diversicare Management Services, a Tennessee corporation, and Lender.

           (bd) "TAXES" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

           (be) "TRANSFER" shall mean the conveyance, assignment, sale, transfer, mortgaging, collateral assignment, encumbrance, pledging, alienation, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of the Mortgaged Property; (ii) in the Stock of any corporation which is Mortgagor, a member of Mortgagor (if Mortgagor is a limited liability company), a partner of Mortgagor or, if applicable, a partner of a general partner of Mortgagor; and (iii) in Mortgagor (or any trust of which Mortgagor is a trustee), or, if Mortgagor is a limited or general partnership, limited liability company, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a direct legal or beneficial ownership in Mortgagor, excluding any legal or beneficial interest in any constituent limited partner or member of Mortgagor but including the interest of such limited partner or member itself and further including any legal or beneficial interest in any constituent general partner of Mortgagor, if applicable, in any general partner of any constituent general partner of Mortgagor, or, if Mortgagor is a limited liability company, in any constituent corporate member of Mortgagor. The term "Transfer" shall also include, without limitation, the following: an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property to one or more Persons pursuant to a single transaction or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Mortgaged Property to a condominium regime or transferring ownership to a cooperative corporation or other form of multiple ownership or governance; the dissolution or termination of Mortgagor, any general partner of Mortgagor, any general partner of any general partner of Mortgagor, if applicable, or, if Mortgagor is a limited liability company, any corporate member of Mortgagor; the issuance of new Stock in any corporation which is Mortgagor, a member of Mortgagor (if Mortgagor is a limited liability company), a partner of Mortgagor or, if applicable, a partner of a general partner of Mortgagor; and the merger or consolidation with any other Person of Mortgagor, any general partner of Mortgagor, any general partner of any general partner of Mortgagor, if applicable, or, if Mortgagor is a limited liability company, any corporate member of Mortgagor.

           (bf) "UCC COLLATERAL" has the meaning given to that term in
Section 2.



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

        2. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is also a security agreement under the Uniform Commercial Code as adopted in the State of Arkansas for any of the Mortgaged Property which, under applicable law, may be subject to a security interest under the Uniform Commercial Code as adopted in the State of Arkansas, whether acquired now or in the future, and all products and cash and non-cash Proceeds thereof (collectively, "UCC Collateral"), and Mortgagor hereby grants to Mortgagee a security interest in the UCC Collateral. Mortgagor shall execute and deliver to Mortgagee promptly for the filing of such financing statements and any extensions, renewals and amendments thereof, of any termination statements and, upon Mortgagee's request, financing statements, continuation statements and amendments, in such form as Mortgagee may require to perfect or continue the perfection of this security interest. Mortgagor shall pay all filing costs and all costs and expenses of any record searches for financing statements that Mortgagee may require. Without the prior written consent of Mortgagee, Mortgagor shall not create or permit to exist any other lien or security interest in any of the UCC Collateral. If an Event of Default has occurred and is continuing, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code as adopted in the State of Arkansas, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Mortgagee may exercise its remedies against the UCC Collateral separately or together and in any order, without in any way affecting the availability of Mortgagee's other remedies hereunder and/or under applicable law.

        3. LEASES. Mortgagor shall not, without the prior written consent and approval of Mortgagee which consent will not be unreasonably withheld, enter into any Lease (except for admission of Facility patients or residents), or enter into or permit any management agreement of or affecting any part of the Mortgaged Property, except for the Management Agreement (as defined in the Loan Agreement).

        4. DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

           If (i) any reduction occurs in the Debt Reserve Fund below three (3) months of debt service payments or upon evidence that Mortgagor has failed to pay Taxes, insurance premiums or other similar charges affecting the Mortgaged Property on a timely basis, (ii) Mortgagor does not establish a Debt Reserve Fund on the Closing Date, or (iii) an Event of Default occurs under the Loan Documents, then:

           (a) Mortgagor shall deposit with Mortgagee on the day monthly installments of principal and/or interest, or both, are due under the Note (or on another day designated in writing by Mortgagee), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Mortgagee the entire sum required to pay, when due (i) to the extent applicable, the yearly water and sewer charges which may be levied on all or any part of the Mortgaged Property, (ii) the premiums for fire and other hazard insurance, business interruption insurance and such other insurance as Mortgagee may require under the Loan Agreement, (iii) the yearly Taxes, and (iv) amounts for other charges and expenses which Mortgagee at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Mortgagee's interests, all as reasonably estimated from time to time by Mortgagee, plus one-sixth of such estimate. The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the "Imposition Deposits". The obligations of Mortgagor for which the Imposition Deposits are required are collectively referred to in this Instrument as "Impositions". The amount of the Imposition Deposits shall be sufficient to enable Mortgagee to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added plus one-sixth of such estimate. Mortgagee shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Mortgagee are held for the purpose of paying property taxes, insurance premiums and each other obligation of Mortgagor for which Imposition Deposits are required. Any waiver by Mortgagee of the requirement that Mortgagor remit Imposition Deposits to Mortgagee may be revoked by Mortgagee, in Mortgagee's discretion, at any time upon notice to Mortgagor.

           (b) Imposition Deposits shall be held in an institution (which may be Mortgagee, if Mortgagee is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Mortgagee shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Mortgagee shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Mortgagee shall not be required to pay Mortgagor any interest, earnings or profits on the Imposition Deposits, but any interest, earnings or profits earned on the Imposition Deposits shall belong to Grantor and shall be credited against future installments of Imposition Deposits due. Mortgagor hereby pledges and grants to Mortgagee a security interest in the Imposition Deposits as additional security for all of Mortgagor's obligations under this Instrument and the other Loan Documents. Any amounts deposited with Mortgagee under this Section 4 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Mortgagee for that purpose under Section 4(e).

           (c) Mortgagor shall direct the applicable Governmental Authority to deliver the invoices and bills for all Impositions to Mortgagee. If Mortgagee receives a bill or invoice for an Imposition, Mortgagee shall pay the Imposition from the Imposition Deposits held by Mortgagee. Mortgagee shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Mortgagee, unless Mortgagor challenges such Impositions in accordance with Section 9(d), below. Mortgagee may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

           (d) If at any time the amount of the Imposition Deposits held by Mortgagee for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Mortgagee plus one-sixth of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Mortgagee for payment of a specific Imposition is less than the amount reasonably estimated by Mortgagee to be necessary plus one-sixth of such estimate, Mortgagor shall pay to Mortgagee the amount of the deficiency within fifteen (15) days after notice from Mortgagee.

           (e) If an Event of Default has occurred and is continuing, Mortgagee may apply any Imposition Deposits, in any amounts and in any order as Mortgagee determines, in Mortgagee's discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Mortgagee shall refund to Mortgagor any Imposition Deposits (together with any interest, earnings or profits thereon) held by Mortgagee.

        5. APPLICATION OF PAYMENTS. If at any time Mortgagee receives, from Mortgagor or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Mortgagee may apply that payment to amounts then due and payable in the manner set forth in the Note. Neither Mortgagee's acceptance of an amount which is less than all amounts then due and payable nor Mortgagee's application of such payment in the manner authorized in the immediately preceding sentence shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Mortgagor's obligations under this Instrument and the Note shall remain unchanged.

        6. USE OF PROPERTY. Unless required by applicable law, Mortgagor shall not (a) except for any change in use approved by Mortgagee, allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, (b) convert any part of the Facility to commercial use, or (c) initiate or acquiesce in a change in the zoning classification of the Mortgaged Property which would prohibit the continued use of the Mortgaged Property as the same is being used at the time of this Instrument.

        7. PROTECTION OF MORTGAGEE'S SECURITY.

           (a) If Mortgagor fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Mortgagee's security or Mortgagee's rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Mortgagee at Mortgagee's option and upon notice to Mortgagor may make such appearances, disburse such sums and take such actions as Mortgagee reasonably deems necessary to perform such obligations of Mortgagor and to protect Mortgagee's interest, including (i) disbursement of fees and out of pocket expenses of attorneys, accountants, inspectors and consultants, (ii) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (iii) procurement of the insurance coverages required under the Loan Agreement, and (iv) payment of amounts which Mortgagor has failed to pay under Section 9.

           (b) Any amounts disbursed by Mortgagee under this Section 7, or under any other provision of this Instrument, or under any of the other Loan Documents, that treats such disbursement as being made under this Section 7, shall be added to, and become part of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the Default Rate.

           (c) Nothing in this Section 7 shall require Mortgagee to incur any expense or take any action.

        8. INSPECTION. Mortgagee, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time, upon reasonable advance notice to Mortgagor (which may be oral) except in an emergency or during the continuance of an Event of Default. Grantor may have a representative present during such entry and inspection and any such entry and inspection shall be subject to the right of any patients/residents of the Mortgaged Property.

        9. TAXES; OPERATING EXPENSES.

           (a) Subject to the provisions of Section 9(c) and Section 9(d), Mortgagor shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

           (b) Subject to the provisions of Section 9(c), Mortgagor shall pay or cause to be paid the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance premiums, utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added or lien imposed.

           (c) As long as no Event of Default has occurred and is continuing, Mortgagor shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that Imposition Deposits are held by Mortgagee for the purpose of paying that specific Imposition. If an Event of Default exists, Mortgagee may exercise any rights Mortgagee may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable.

           (d) Mortgagor, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Mortgagor notifies Mortgagee of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, as determined by Mortgagee, (iii) if requested by Mortgagee, Mortgagor deposits with Mortgagee cash reserves or other collateral sufficient to pay the contested Imposition, (iv) Mortgagor furnishes whatever security is required in the proceedings or is reasonably requested by Mortgagee, which may include the delivery to Mortgagee of the reserves established by Mortgagor to pay the contested Imposition, as additional security, and (v) such contest operates to suspend enforcement of such Imposition.

           (e) Upon request by Mortgagee for a specific Imposition Mortgagor shall promptly deliver to Mortgagee a copy of all notices of, and invoices for, Impositions, and if Mortgagor pays any Imposition directly, Mortgagor shall promptly furnish to Mortgagee receipts evidencing such payments.

           (f) In the event of the passage of any law subsequent to the date of this Instrument in any manner changing or modifying the laws now in force governing the taxation of deeds of trust or mortgages or debts secured by deeds of trust or mortgages or the manner of collecting any such taxes so as to adversely affect Mortgagee (including, without limitation, a requirement that internal revenue stamps be affixed to this Instrument or any of the other Loan Documents), Mortgagor will promptly pay any such tax. If Mortgagor fails to make such prompt payment, or if any law prohibits Mortgagor from making such payment or would penalize Mortgagee if Mortgagor makes such payment, then the entire unpaid balance of the Indebtedness shall, without notice, immediately become due and payable at the sole option of Mortgagee. In no event, however, shall any income taxes of Mortgagee or franchise taxes of Mortgagee measured by income, or taxes in lieu of such income taxes or franchise taxes, be required to be paid by Mortgagor.

        10. LIENS; ENCUMBRANCES. Mortgagor acknowledges that the existence of any Lien on the Mortgaged Property, other than Permitted Encumbrances, whether voluntary, involuntary or by operation of law, not discharged and released or bonded off and removed from the Mortgaged Property within thirty (30) days of its creation is a "Transfer" which constitutes an Event of Default as provided under Section 14, and will subject Mortgagor to personal liability under the Note.

        11. PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY. Mortgagor (a) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (b) shall not abandon the Facility, (c) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Mortgagee may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, except to the extent Mortgagee applies such insurance proceeds or condemnation awards to reduce the Indebtedness, (d) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (e) shall provide for professional management of the Mortgaged Property by a manager satisfactory to Mortgagee, in its sole discretion, under a contract approved by Mortgagee in writing, and (f) shall give notice to Mortgagee of and, unless otherwise directed in writing by Mortgagee, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Mortgagee's security or Mortgagee's rights under this Instrument. Mortgagor shall not (and shall not permit any other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty.

        12. CONDEMNATION.

            (a) Mortgagor shall promptly notify Mortgagee of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a "Condemnation"). Mortgagor shall appear in and prosecute or defend any proceeding relating to any Condemnation unless otherwise directed by Mortgagee in writing. Mortgagor authorizes and appoints Mortgagee as attorney-in-fact for Mortgagor to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this
Section 12 shall require Mortgagee to incur any expense or take any action. Mortgagor hereby transfers and assigns to Mortgagee all right, title and interest of Mortgagor in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

            (b) Subject to the provisions of Section 4.5 of the Loan Agreement, Mortgagee, in its sole discretion, may apply such awards or proceeds, after the deduction of Mortgagee's expenses incurred in the collection of such amounts, at Mortgagee's option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Mortgagor. Unless Mortgagee otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 4 of this Instrument or any Collateral Agreement, or change the amount of such installments. Mortgagor agrees to execute such further evidence of assignment of any awards or proceeds as Mortgagee may require.

        13. TRANSFERS OF THE MORTGAGED PROPERTY OR BENEFICIAL INTERESTS IN MORTGAGOR. Except as otherwise permitted under this Section 13, no Transfer of any part of the Mortgaged Property or any beneficial interest of Mortgagor shall be permitted without Mortgagee's prior written consent which may be withheld in Mortgagee's sole and absolute discretion. Any transfer made in violation of this Section shall constitute an Event of Default. Notwithstanding any provision of this Section to the contrary, in no event shall a Transfer resulting in a change of control of Mortgagor or the Mortgaged Property are permitted without Mortgagee's prior written consent which may be withheld in Mortgagee's sole and absolute discretion.

            The following Transfers shall be permitted, subject to Beneficiary's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that (1) no such Transfer (in a series of one or more transactions) shall result in a change in control of Grantor, (2) in no event shall Grantor or, if Grantor is a limited partnership, the general partner of Grantor (or the general partner of the general partner of Grantor) or, if Grantor is a limited liability company, any corporate member of Grantor which is a Single-Purpose Entity, cease to be a Single-Purpose Entity, and (3) in no event shall any such Transfer result in the dissolution or termination of Grantor, any general partner of Grantor or any general partner of any general partner of Grantor, if applicable, or, if Grantor is a limited liability company, any corporate member of Grantor:

            (1) Transfers of Stock in any corporation which is Grantor, any general or limited partner or member of Grantor or any Person holding an interest therein;

            (2) Transfers of limited partnership interests in any limited partnership which is Grantor, any general or limited partner or member of Grantor or any Person holding an interest therein; and

            (3) Transfers of membership interests in any limited liability company which is Grantor, any general or limited partner or member of Grantor or any Person holding an interest therein.

            (4) Notwithstanding any provision herein to the contrary, no Transfer otherwise permitted under this Section 13 shall occur unless Grantor shall have given Beneficiary not less than ten (10) Business Days prior notice of the intended Transfer together with a certificate of the financial officer of Grantor stating (i) the nature and size of the interest to be the subject of the Transfer, (ii) the name and address of the Person to which such interest shall be conveyed, sold or transferred unless such interest is to be conveyed, sold or transferred pursuant to a registered public sale pursuant to applicable securities laws, and (iii) that the proposed transaction is a bona fide sale, transfer or conveyance solely for cash or equivalent consideration, if applicable. Beneficiary reserves the right to condition any consent required pursuant to this Section 13 with respect to a Transfer upon (A) the payment of all expenses incurred by Beneficiary as set forth below and, in connection with the Transfer of any fee interest in the Security Property, an assumption fee equal to one percent (1.0%) of the outstanding balance of the Loan, (B) Beneficiary's approval of the financial condition, managerial capabilities and ownership structure of the proposed transferee, including requiring that the transferee of any fee interest in the Security Property be a Single-Purpose Entity, (C) if the Transfer shall result in a change in control of Grantor or the Security Property, execution of an assumption agreement by the proposed transferee, in form and content acceptable to Beneficiary, (D) the Loan being in good standing and free from any Event of Default, and (E) if required by Beneficiary, receipt of an Opinion of Counsel reasonably satisfactory to Beneficiary stating that, if effected, the proposed Transfer would have no effect on the enforceability of the Mortgage or the other Loan Documents, and would not result in the dissolution or termination of Grantor, the managing member of Grantor, if applicable, any general partner of Grantor or any general partner of any general partner of Grantor, if applicable. Grantor agrees to pay on demand all expenses (including, without limitation, reasonable attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any Transfer. In no event shall any Transfer otherwise permitted under this Section occur if such Transfer is required to be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities or Blue Sky laws, or offered pursuant to Rule 144A under the 1933 Act.

            (5) Notwithstanding any other provision of this Section 13 to the contrary, Transfers of partnership interests, membership interests or corporate shares in Grantor or any Person holding an interest in Grantor between or among partners, members or shareholders existing as such on the date hereof, or Transfers of such interests to immediate family members of existing partners, members or shareholders or to trusts for estate planning purposes for the benefit of existing partners, members or shareholders or members of the transferor's immediate family shall be permitted without Beneficiary's consent, provided that in no event shall Grantor and any Person holding an interest in Grantor who is a Single-Purpose Entity cease to be a Single-Purpose Entity and provided no such Transfer results in a change of control of Grantor.

        14. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:

            (a) any failure by Mortgagor to pay or deposit within ten (10) days after the same becomes due any amount required by the Note, this Instrument or any other Loan Document;

            (b) any failure by Mortgagor to maintain the insurance coverage required under the Loan Agreement which continues beyond the applicable cure period; if any, provided therein;

            (c) any failure by Mortgagor to comply with the provisions of
Section 25;

            (d) fraud or material misrepresentation or material omission by Mortgagor, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, financial report, certification, or other report or information required under the Loan Agreement required to be provided to Mortgagee during the term of the Indebtedness, or
(iii) any request for Mortgagee's consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

            (e) a failure of Mortgagor to comply with the provisions of Section 13;

            (f) the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Mortgagee's reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Mortgagee's interest in the Mortgaged Property;

            (g) any failure by Mortgagor to perform any of its obligations under this Instrument (other than those specified in Sections 14 (a) through (f)) hereof and other than those specified in Sections 7.1(a), (b) and (c) of the Loan Agreement), as and when required, which continues for a period of thirty
(30) days after notice of such failure by Mortgagee to Mortgagor; provided, however, that if such default cannot be cured within such thirty (30) day period, then such cure period shall be extended for an additional sixty (60) days as long as Mortgagor is diligently and in good faith prosecuting such cure to completion. However, no such notice or grace period shall apply in the case of any such failure which could, in Mortgagee's judgment, absent immediate exercise by Mortgagee of a right or remedy under this Instrument, result in harm to Mortgagee, impairment of the Note or this Instrument or any other security given under any other Loan Document;

            (h) any failure by Mortgagor to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

            (i) any exercise by the holder of any debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

            (j) the Mortgaged Property becomes part of a bankrupt debtor's estate pursuant to any chapter of the Federal Bankruptcy Code or the Mortgaged Property otherwise becomes subject to any reorganization, receivership (other than a receivership proceeding instituted by Mortgagee) or insolvency proceeding or any similar proceeding pursuant to any federal, state or foreign law affecting debtor and creditor rights; or

            (k) if any representation or warranty made by Mortgagor in that certain Loan Closing Certification executed in connection with the Loan is not true and correct in any material respect at the time when the facts therein set forth were stated or certified, or upon Mortgagor's breach of any covenant made in that Loan Closing Certification and, if susceptible of cure, such breach remains uncured of thirty (30) days after Mortgagee gives written notice of such breach to Mortgagor.

        15. REMEDIES.

            (a) Acceleration of Maturity. If an Event of Default shall have occurred, then the entire Indebtedness shall, at the option of Mortgagee, immediately become due and payable without notice or demand, time being of the essence of this Instrument, and no omission on the part of Mortgagee to exercise such option when entitled to do so shall be construed as a waiver of such right.

            (b) Right to Enter and Take Possession.

                (1) If an Event of Default shall have occurred and is continuing, Grantor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession of the Mortgaged Property and, if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Mortgaged Property without the appointment of a receiver or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and take possession of the books, papers and accounts of Grantor relating thereto;

                (2) If Grantor shall for any reason fail to surrender or deliver possession of the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Grantor to deliver immediate possession of the Mortgaged Property to Mortgagee. Grantor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree, including costs and expense incurred by Mortgagee, its attorneys and agents, and all such expenses and costs shall, until paid, become part of the Indebtedness and shall be secured by this Instrument;

                (3) To the extent permitted by applicable law, upon every such entering or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional Fixtures, Personalty and Equipment; (ii) insure or keep the Mortgaged Property insured; (iii) manage and operate the Mortgaged Property and exercise all of the rights and powers of Grantor to the same extent as Grantor could in its own name; and/or (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine to be in its best interest. Mortgagee may collect and receive all the Rents, including those past due as well as those accruing thereafter, and, after deducting (A) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (B) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (C) the cost of such insurance deemed necessary by Grantor; (D) such taxes, assessments and other similar charges as Mortgagee may at its option pay; (E) other proper charges upon the Mortgaged Property or any part thereof; and (F) reasonable fees, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the monies and proceeds so received by Mortgagee, first, to the payment of accrued interest; second, to the payment of Imposition Deposits and to other sums required to be paid hereunder; and third, to the payment of overdue installments of principal and any other unpaid Indebtedness then due. Anything in this Section to the contrary notwithstanding, Mortgagee shall not incur any liability as a result of any exercise by Mortgagee of its rights under this Instrument, and Mortgagee shall be liable to account only for the Rents actually received by Mortgagee;

                (4) Mortgagor agrees to use commercially reasonably efforts to cause the licensed operator of the Facility to promptly notify all of its account debtors, including the Medicaid and Medicare agencies and other account debtors pursuant to all Reimbursement Contracts, to the extent permitted under applicable law, to make payments to one or more such deposit accounts upon Mortgagee's request and as designated by Mortgagee, and, to the extent permitted under any law applicable to Medicare and Medicaid, Mortgagor agrees to provide any necessary endorsements to checks, drafts and other forms of payment so that such payments will be properly deposited in such accounts. Mortgagee may require that the deposit accounts be established so as to comply with any applicable Medicaid, Medicare and other requirements applicable to payments of any accounts receivable. Mortgagee may cause moneys to be withdrawn from such deposit accounts and applied to the Indebtedness in such order as Mortgagee may elect. Mortgagor appoints Mortgagee as Mortgagor's attorney-in-fact, which appointment is coupled with an interest and is irrevocable, to provide, after the occurrence of an Event of Default and so long as such default is continuing, any notice, endorse any check, draft or other payment for deposit, or take any other action which Mortgagor agrees to undertake in accordance with this Section 18(f)(4), to the extent permitted under any law applicable to Medicare and Medicaid; and

                (5) Whenever all the Indebtedness shall have been paid and all Events of Default shall have been cured, Mortgagee shall surrender possession of the Mortgaged Property to Grantor, its successors and/or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

            (c) Performance by Mortgagee. Upon the occurrence of an Event of Default, Mortgagee may, at its sole option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith, with interest thereon at the Default Rate (as defined in the Note) or at the maximum rate from time to time allowed by applicable law, whichever is less, shall be secured hereby and shall be, without demand, immediately repaid by

Mortgagor to Mortgagee. Notwithstanding anything to the contrary herein, Mortgagee shall have no obligation, explicit or implied to pay, perform, or observe any term, covenant, or condition.

            (d) Receiver. If any Event of Default shall have occurred and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the sufficiency or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Facility and to collect and apply the Rents. The receiver shall have all the rights and powers permitted under the laws of the Property Jurisdiction. Mortgagor will pay unto Mortgagee upon demand all expenses, including receiver's fees, actual attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Section, and upon any Mortgagor's failure to pay the same, any such amounts shall be added to the Indebtedness and shall be secured by this Instrument.

            (e) Mortgagee's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law in equity or any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term thereof or any other right,
(ii) to foreclose this Instrument and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, as provided by applicable Arkansas law, and (iii) to pursue any other remedy available to it, all as Mortgagee shall deem most effectual for such purposes. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Mortgagee may determine.

            (f) Power of Sale. Upon the occurrence of an Event of Default, the Mortgagee, is authorized, pursuant to the Arkansas Statutory Foreclosure Act and, to the extent not inconsistent therewith, and empowered to sell the Mortgaged Property or any part thereof situated in the State of Arkansas at the courthouse of any county in the State of Arkansas in which any part of the Mortgaged Property is situated, at public vendue to the highest bidder for cash between the hours of 9:00 a.m. and 4:00 p.m. on any day which is not a Saturday, Sunday or legal holiday after having given notice of such sale in accordance with the statutes of the State of Arkansas then in force governing sales of real estate under powers of sale. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. After each sale, the Mortgagee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Mortgagee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Mortgagee, and such power of sale may be exercised from time to time and as many times as the Mortgagee may deem necessary until all of the Mortgaged Property has been duly sold and all secured indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of the Mortgagee, such sale shall not exhaust the power of sale hereunder and the Mortgagee shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by the Mortgagee as to nonpayment of the indebtedness secured hereby, or as to the occurrence of any default, or as to the Mortgagee having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Mortgagee, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Mortgagee. Mortgagee shall apply the proceeds from such sale - First, to the payment of all costs and expenses of such sale, including attorney and trustee fees and expenses incurred in connection with the sale and Grantor's default; Second, to the payment of the Indebtedness, including any and all advances made under the terms hereof with interest thereon; Third, the surplus, if any, to the parties legally entitled thereto. In the event the Mortgagee cannot determine to Mortgagee's satisfaction the person or persons to whom the surplus should be paid or a controversy exists with respect to the surplus, the Mortgagee may pay the surplus into a court of competent jurisdiction in an interpleader action and all expenses of such action, including legal fees incurred by Mortgagee, shall be paid from the surplus or, if the surplus is insufficient, by Grantor.

        Mortgagee or Mortgagee's designee may purchase the Mortgaged Property at any sale. In the event Mortgagee purchases the Mortgaged Property at the foreclosure sale, to the extent Mortgagee's bid price exceeds the Indebtedness, Mortgagee shall pay cash equal to such excess to the person or persons legally entitled thereto.

        The Mortgaged Property or any part thereof may be sold in one parcel, or in such parcels, manner or order as Mortgagee in its sole discretion may elect, and one or more exercises of the power herein granted shall not extinguish or exhaust the power unless the entire Mortgaged Property is sold or the Indebtedness paid in full. The Mortgagee may sell the Land and Improvements thereon together with the Personal Property subject to the provisions of the security agreement set forth in this Instrument, or the Mortgagee may sell the Personal Property separately, provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but the Mortgagee shall have the right, at its sole election, to sell less than the whole of the Mortgaged Property.

        Grantor further agrees that in case of any sale hereunder, it will at once surrender possession of the Mortgaged Property, and will from that moment become and be the tenant at will of the purchaser, and removable by process as upon a forcible and unlawful detainer suit, hereby agreeing to pay such purchaser the reasonable rental value of the Mortgaged Property after such sale plus all expenses, including legal fees, incurred by the purchaser.

            (g) Purchase by Mortgagee. Upon any foreclosure sale, Mortgagee may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

            (h) Application of Proceeds of Sale. In the event of a foreclosure or other sale of all or any portion of the Mortgaged Property, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including actual attorney's fees and expenses (and attorney's fees and expenses shall become absolutely due and payable whenever foreclosure is commenced); then to insurance premiums, liens, assessments, Impositions and charges, including utility charges and any other amounts advanced by Mortgagee hereunder, and interest thereon; then to payment of the Indebtedness in such order of priority as Mortgagee shall determine, in its sole discretion; and finally the remainder, if any, shall be paid to Mortgagor, or to the person or entity lawfully entitled thereto.

            (i) Mortgagor as Tenant Holding Over. In the event of any such foreclosure sale, Mortgagor (if Mortgagor shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable thereto.

            (j) Waiver of Appraisement, Valuation, Etc. Mortgagor agrees, to the full extent permitted by law, that in case of an Event of Default on the part of Mortgagor hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor will assert, claim or seek to take advantage of any appraisement, redemption, valuation, stay, homestead, extension, exemption or laws now or hereafter in force, in order to prevent or hinder the enforcement of foreclosure of this Instrument, or the absolute sale of the Mortgaged Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale. Without limiting the foregoing, Mortgagor expressly waives all rights of redemption conferred by the Act passed by The General Assembly of Arkansas on May 8, 1899, and all acts amendatory thereof.

            (k) Discontinuance of Proceedings. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred.

            (l) Waiver.

                (i) No delay or omission by Mortgagee or by any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein, and every right, power and remedy given by this Instrument to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver expressed or implied by Mortgagee to or of any breach or default by Mortgagor in the performance of the obligations of Mortgagor hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Mortgagor hereunder. Failure on the part of Mortgagee to complain of any act or failure to act or failure to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies of Mortgagee hereunder.

                (ii) No act or omission by Mortgagee shall release, discharge, modify, change or otherwise affect the original liability under the Note, this Instrument, other Loan Documents or any other obligation of Mortgagor or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, nor preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in any Event of Default then existing or of any subsequent default, nor alter the lien of this Instrument, except as expressly provided in an instrument or instruments executed by Mortgagee. Without limiting the generality of the foregoing, Mortgagee may (A) grant forbearance or an extension of time for the payment of all or any portion of the Indebtedness; (B) take other or additional security for the payment of any of the Indebtedness;
                         (C) waive or fail to exercise any right granted herein, in the Note or in other Loan Documents; (D) release any part of the Mortgaged Property from the security interest or lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Note, this Instrument or other Loan Documents;
                         (E) consent to the filing of any map, plat or replat affecting the Land; (F) consent to the granting of any easement or other right affecting the Mortgaged Property; (G) make or consent to any agreement subordinating the security title or lien hereof, or (H) take or omit to take any action whatsoever with respect to the Note, this Instrument, the other Loan Documents, the Mortgaged Property or any document or instrument evidencing, securing or in any way related to the Instrument, all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Mortgagee from exercising any such right, power or privilege with respect to the lien of this Instrument. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with respect to the Mortgaged Property or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings of Mortgagor, any guarantor of the Indebtedness or others.

                (iii) Mortgagor waives and relinquishes any and all rights it may have, whether at law or equity, to require Mortgagee to proceed to enforce or exercise any rights, powers and remedies it may have under the Loan Documents in any particular manner, in any particular order, or in any particular state or other jurisdiction. Mortgagor expressly waives and relinquishes any and all rights and remedies that Mortgagor may have or be able to assert by reason of the laws of the state of jurisdiction pertaining to the rights and remedies of sureties.

        Mortgagor makes these arrangements, waivers and relinquishments knowingly and as a material inducement to Mortgagee in making the Loan, after consulting with and considering the advice of independent legal counsel selected by Mortgagor.

            (m) Suits to Protect the Mortgaged Property. Mortgagee shall have power to institute and maintain such suits and proceedings as it may deem expedient (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or constitute an Event of Default under this Instrument;
(ii) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom; and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would materially impair the security hereunder or be prejudicial to the interest of Mortgagee.

            (n) Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, its creditors or its properties, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount due and payable by Mortgagor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

            (o) Actions Without Mortgagor's Consent. Mortgagor agrees that Mortgagee may do any one or all of the following without notice to or the consent of Mortgagor and without affecting Mortgagee's rights or remedies against Mortgagor: (i) accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or refuse to enforce any of Mortgagor's Indebtedness to Mortgagee under or in connection with this Instrument or any of the other Loan Documents; (ii) grant any indulgence or forbearance to Guarantor or any other Person under or in connection with any or all of the Loan Documents; (iii) release, waive, substitute or add any or all collateral securing payment of any or all of the Indebtedness; (iv) release, substitute or add any one or more endorsers or guarantors of any or all of the Indebtedness; and (v) exercise any right or remedy with respect to the Indebtedness or any collateral securing the Indebtedness, notwithstanding any effect on or impairment of Mortgagor's subrogation, reimbursement or other rights against Guarantor or any other Person under or in connection with any or all of the Loan Documents.

        16. REMEDIES CUMULATIVE. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

        17. FORBEARANCE.

            (a) Mortgagee may agree with Mortgagor, from time to time, at Mortgagee's option and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of any guarantor or other third party obligor, extend the time for payment of all or any part of the Indebtedness, reduce the payments due under this Instrument, the Note, or any other Loan Document, release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document, accept a renewal of the Note, modify the terms and time of payment of the Indebtedness, join in any extension or subordination agreement, release any Mortgaged Property, take or release other or additional security, modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note, or otherwise modify this Instrument, the Note, or any other Loan Document.

            (b) Any forbearance by Mortgagee in exercising any right or remedy under the Note, this Instrument, the Guaranty Agreement, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Mortgagee of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Mortgagee's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Mortgagee of any security for the Indebtedness shall not constitute an election by Mortgagee of remedies so as to preclude the exercise of any other right available to Mortgagee. Mortgagee's receipt of any insurance and/or condemnation proceeds shall not operate to cure or waive any Event of Default.

        18. LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Mortgagor is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Mortgagor is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Mortgagee in excess of the permitted amounts shall be applied by Mortgagee to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Mortgagor has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

        19. WAIVER OF STATUTE OF LIMITATIONS. To the extent permitted by applicable law Mortgagor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document.

        20. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Mortgagee or by any other party, Mortgagee shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, the Loan Agreement, any other Loan Document or under applicable law. Mortgagee shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Mortgagor and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

        21. FURTHER ASSURANCES. Mortgagor shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Mortgagee may require from time to time in order to better assure, grant, and convey to Mortgagee the rights intended to be granted, now or in the future, to Mortgagee under this Instrument and the Loan Documents.

        22. ESTOPPEL CERTIFICATE. Within ten (10) days after a request from Mortgagee, Mortgagor shall deliver to Mortgagee a written statement, signed and acknowledged by Mortgagor, certifying to Mortgagee or any person designated by Mortgagee, as of the date of such statement, (a) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (b) the unpaid principal balance of the Note; (c) the date to which interest under the Note has been paid; (d) that Mortgagor is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if Mortgagor is in default, describing such default in reasonable detail); (e) whether or not there are then existing any setoffs or defenses known to Mortgagor against the enforcement of any right or remedy of Mortgagee under the Loan Documents; and (f) any additional facts reasonably requested by Mortgagee.

        23. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

            (a) This Instrument and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Tennessee, except to the extent (a) of procedural and substantive matters relating only to the creation, perfection, foreclosure and enforcement of rights and remedies against the Mortgaged Property, which matters shall be governed by the laws of the State of Arkansas, and (b) that the laws of the United States of America and any rules, regulations, or orders issued or promulgated thereunder, applicable to the affairs and transactions entered into by Assignee, otherwise preempt Arkansas or Tennessee law; in which event such Federal Law shall control.

            (b) Grantor consents to the nonexclusive jurisdiction of any and all state and federal courts with jurisdiction in the States of Arkansas and Tennessee over Grantor and Grantor's assets. Grantor agrees that its assets shall be used first to satisfy all claims of creditors organized or domiciled in the United States and that no assets of Grantor in the United States shall be considered part of any foreign bankruptcy estate.

            (c) Grantor agrees that any controversy arising under or in relation to the Guaranty Agreement, the Note, this Instrument, or any other Loan Document may be litigated in the States of Tennessee or Arkansas, and the state and federal courts and authorities with jurisdiction in the States of Tennessee and Arkansas shall have jurisdiction over all controversies which shall arise under or in relation to the Guaranty Agreement, the Note, or any other Loan Document. Grantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

        24. NOTICE.

            (a) All notices, demands and other communications ("Notice") under or concerning this Instrument shall be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

            (b) Any party to this Instrument may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 24. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 24, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 24 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

            (c) Any Notice under the Note and any other Loan Document which does not specify how Notices are to be given shall be given in accordance with this
Section 24.

            (d) A copy of any Notice sent to Mortgagee pursuant to this Section 24 shall be sent to:

                       Kay K. Bains, Esq.
                       Walston, Wells, Anderson & Bains, LLP
                       505 20th Street North, Suite 500
                       Birmingham, Alabama 35203

                       A copy of any Notice sent to Mortgagor pursuant to this
Section 24 shall be sent to:

                       Diversicare Pinedale, LLC
                       c/o Advocat Inc.
                       277 Mallory Station Road, Suite 130
                       Franklin, Tennessee 37067
                       Attn: CFO

        25. SINGLE-PURPOSE ENTITY. Until the Indebtedness is paid in full, Mortgagor shall maintain its status as a Single-Purpose Entity and comply with all those covenants with respect to its status as a Single-Purpose Entity as set forth in Section 5.5 of the Loan Agreement.

        26. SUBROGATION. If, and to the extent that, the proceeds of the Loan are used to pay, satisfy or discharge any obligation of Mortgagor for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a "Prior Lien"), such loan proceeds shall be deemed to have been advanced by Mortgagee at Mortgagor's request, and Mortgagee shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

        27. LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Mortgagor is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Mortgagor is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Mortgagee in excess of the permitted amounts shall be applied by Mortgagee to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Mortgagor has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

        28. DISCLOSURE OF INFORMATION. Mortgagee may furnish financial information regarding Mortgagor or the Mortgaged Property to third parties with an existing or prospective interest in the enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to credit rating agencies, but not further or otherwise without the prior written consent of Mortgagor. Mortgagor irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy; but such disclosure shall be subject to prohibitions or limitations on disclosure of any such data under applicable laws or regulations, including without limitation any duly enacted "Patient's Bill of Rights" or similar legislation, and such limitations, as may be necessary to preserve the confidentiality of the Facility-patient relationship and any physician-patient privilege.

        29. RELEASE. Upon Mortgagee's written request stating that (i) all Indebtedness secured by this Instrument has been paid or performed in full (other than contingent Indebtedness which by their terms survive the release hereof and as to which no event giving rise to the incurrence of any such Indebtedness shall have occurred), and (ii) all fees due Mortgagee in connection with release of this Instrument have been paid, Mortgagor shall release the Mortgaged Property from the lien of this Instrument. Upon the payment and performance in full of all Indebtedness (other than contingent obligations which survive the release hereof and as to which no event giving rise to the incurrence of any such obligation shall have occurred), and upon request of Mortgagor, Mortgagee shall release the lien of this Instrument upon the Mortgaged Property and shall surrender to Mortgagor the Note and all other documents evidencing the Indebtedness secured by this Instrument. The recitals in the release of any matters or facts shall be conclusive proof of their truthfulness. Such release shall operate as a reassignment of the Rents and profits assigned to Mortgagee under the Assignment of Leases and Rents. Mortgagee shall deliver this Instrument and the Note after release to the Person or Persons legally entitled thereto.

        30. EXECUTION OF DOCUMENTS BY MORTGAGEE. Without notice to or affecting the liability of Mortgagor or any other Person for the payment or performance of the Indebtedness, without affecting the lien or priority of this Instrument or Mortgagee's rights and remedies under the Loan Documents, and without liability to Mortgagor or any other Person, Mortgagee shall have the right, at any time and from time to time, to do any one or more of the following: (a) release any part of the Mortgaged Property and (b) execute any extension agreement relating to any or all of the Indebtedness, any document subordinating the lien of this Instrument to any other lien or document, or any other document relating to the Mortgaged Property, Indebtedness, or Loan Documents.

        31. JOINT AND SEVERAL LIABILITY. If more than one Person or entity signs this Instrument as Mortgagor, the obligations of such Persons shall be joint and several.

        32. RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY. The relationship between Mortgagee and Mortgagor shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Mortgagee and Mortgagor. No creditor of any party to this Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document.

        33. SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument.

This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

        34. MISCELLANEOUS PROVISIONS. The captions and headings of the sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Instrument, the term "including" means "including, but not limited to."

        35. WAIVER OF TRIAL BY JURY. EACH OF MORTGAGOR AND MORTGAGEE (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE EXIST. MORTGAGOR AND MORTGAGEE ARE AUTHORIZED TO SUBMIT THIS INSTRUMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO ANY LOAN DOCUMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF MORTGAGOR'S AND MORTGAGEE'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF MORTGAGOR AND MORTGAGEE CERTIFIES THAT NEITHER MORTGAGOR'S NOR MORTGAGEE'S REPRESENTATIVES OR AGENTS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ENFORCEMENT OF THIS WAIVER WILL NOT BE SOUGHT.

        36. WAIVER OF AUTOMATIC STAY. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, MORTGAGOR HEREBY AGREES THAT, IN CONSIDERATION OF MORTGAGEE'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN, IN THE EVENT THAT MORTGAGOR SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED ("BANKRUPTCY CODE"), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE;
(C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION,

OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGEMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST MORTGAGOR FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT APPROVAL, MORTGAGEE SHALL THEREUPON BE ENTITLED AND MORTGAGOR HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN
SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO MORTGAGEE AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND MORTGAGOR HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

        37. SUCCESSORS AND ASSIGNS BOUND. This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Mortgagee and Mortgagor.

        38. COUNTERPARTS. This Instrument may be executed in any number of counterparts, all of which when taken together shall constitute one and the same Instrument.

               IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this Instrument to be properly executed as of the date first above written.


                                    MORTGAGOR:
WITNESS:
                                    DIVERSICARE PINEDALE, LLC, a Delaware
                                    limited liability company


------------------------------
                                    By: Diversicare Leasing Corp., a Tennessee
                                        corporation, its sole member

------------------------------
[Print Name]                            By:
                                            ------------------------------------
                                            James F. Mills, Jr., Senior Vice
                                            President



WITNESS:                            MORTGAGEE:


                                    GMAC COMMERCIAL MORTGAGE
                                    CORPORATION, a California corporation

------------------------------


------------------------------      --------------------------------------------
[Print Name]                        James C. Thompson, Senior Vice President




STATE OF ____________                 )
                                      )SS.                      ACKNOWLEDGMENT
COUNTY OF __________                  )

        On this day before me, a Notary Public, duly commissioned, qualified and acting within and for said County and State, appeared in person the within named James F. Mills, Jr., being the Senior Vice President of Diversicare Leasing Corp., a Tennessee corporation and the sole member of Diversicare Pinedale, LLC, a Delaware limited liability company, who had been designated by said institution to execute the foregoing instrument, to me personally well known, who stated he was the Senior Vice President of Diversicare Leasing Corp., a Tennessee corporation and the sole member of Diversicare Windsor House, LLC, a Delaware limited liability company and was duly authorized in his/her respective capacity to execute the foregoing instrument for and in the name and behalf of said institution, and further stated and acknowledged that he had so signed, executed, and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this ________ day of March, 2001.



                                            ------------------------------------
                                            NOTARY PUBLIC
My Commission expires:

STATE OF ____________                 )
                                      )SS.                       ACKNOWLEDGMENT
COUNTY OF __________                  )

        On this day before me, a Notary Public, duly commissioned, qualified and acting within and for said County and State, appeared in person the within named James C. Thompson, being the Senior Vice President, of GMAC Commercial Mortgage Corporation, a California corporation, who had been designated by said institution to execute the foregoing instrument, to me personally well known, who stated he was the Senior Vice President of GMAC Commercial Mortgage Corporation and was duly authorized in his respective capacity to execute the foregoing instrument for and in the name and behalf of said institution, and further stated and acknowledged that he had so signed, executed, and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this ________ day of _____________, ________.


                                            ------------------------------------
                                            NOTARY PUBLIC
My Commission expires:

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION






















                                       A-1